Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS THIRD QUARTER 2013 RESULTS

•	Net sales $61.7 million.

•	Adjusted EBITDA $1.8 million.

•	Gross margin 29.0%.

CARSON, California, November 4, 2013— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the third quarter ended September 28, 2013 (“Q3 2013”) of $61.7 million compared with the third quarter ended September 29, 2012 (“Q3 2012”) net sales of $73.0 million, a decrease of 15.5% from Q3 2012 net sales. Q3 2013 net loss was $1.4 million or $0.04 per share, compared with Q3 2012 net loss of $2.7 million or $0.09 per share. The Company generated Adjusted EBITDA (EBITDA plus share-based compensation expense) of $1.8 million for Q3 2013 compared to $2.7 million for Q3 2012. For further information regarding Adjusted EBITDA, including a reconciliation of net loss to Adjusted EBITDA, see non-GAAP Financial Measures below.

“We continue to see progress in the strategies that we have implemented to simplify the business and build long-term brands. As we end this year, our primary focus is to continue to execute on those strategies throughout the quarter and into 2014,” stated Shane Evangelist.

Q3 2013 Financial Highlights

•	Net sales decreased to $61.7 million for Q3 2013 compared to $73.0 million for Q3 2012. Our Q3 2013 net sales consisted of online sales, representing 90.1% of the total (compared to 90.8% in Q3 2012), and offline sales, representing 9.9% of the total (compared to 9.2% in Q3 2012). The net sales decrease was primarily due to a decline of $10.7 million, or 16.1%, in online sales. Online sales decreased primarily due to a 22.2% reduction in unique visitors and a decline in total number of orders by 19.9%, partially offset by an increase in conversion rate. Our offline sales, which consist of our Kool-Vue and wholesale operations were down 8.8% over last year.

•	Gross profit decreased to $17.9 million for Q3 2013 compared to $22.9 million for Q3 2012. Gross margin rate decreased 2.4% to 29.0% in Q3 2013 compared to 31.4% in Q3 2012. Gross margin was unfavorably impacted by the lower margin from online sales, reduced purchase discounts and higher freight expense.

•	Marketing expense was $9.4 million, or 15.2%, of net sales in Q3 2013, down from $12.9 million, or 17.7%, of net sales in Q3 2012. Online advertising expense, which includes catalog costs, was $4.0 million, or 7.2%, of online sales for Q3 2013, compared to $5.0 million, or 7.5%, of online sales for Q3 2012. Online advertising expense decreased primarily due to the reduction in our non-catalog online advertising expenses, which includes listing and placement fees paid to commercial and search engine websites, of $0.7 million as we adjusted our spend on lower sales volume. Marketing expense, excluding online advertising, was $5.4 million, or 8.7%, of net sales for Q3 2013, compared to $7.9 million, or 10.9%, of net sales for Q3 2012. The decline was primarily due to lower depreciation and amortization expense due to certain assets that were fully depreciated, lower call center wages, and employee severance in the third quarter of 2012.

•	General and administrative expense was $4.3 million, or 6.9%, of net sales in Q3 2013 and $4.9 million, or 6.7%, of net sales for Q3 2012. The decrease was primarily due to reduced merchant processing fees from lower online sales compared to the prior year period, lower wages and reduced overhead.

•	Fulfillment expense was $4.2 million, or 6.8%, of net sales in Q3 2013 compared to $5.7 million, or 7.8%, of net sales in Q3 2012. The decrease was primarily due to lower depreciation and amortization expense, lower warehouse wages, and employee severance in the third quarter of 2012.

•	Technology expense was $1.2 million, or 2.0%, of net sales in Q3 2013, compared to $1.6 million, or 2.2%, of net sales in Q3 2012. The decrease was primarily due to lower telephone, decreased technology wages, and employee severance in the third quarter of 2012.

•	Capital expenditures for Q3 2013 were $1.9 million.

•	Cash and cash equivalents and investments were $1.2 million and total debt under our revolver was $8.3 million as of September 28, 2013 compared to $1.0 million and $3.3 million as of June 29, 2013.

Q3 2013 Operating Metrics

	Q3 2013	Q3 2012	Q2 2013
Conversion Rate [1]	1.42%	1.38%	1.49%
Customer Acquisition Cost	$7.45	$7.74	$7.52
Marketing Spend (% Internet Sales)	7.3%	7.7%	7.5%
Unique Visitors (millions) [1,2]	32.3	41.5	35.1
Total Number of Orders (thousands)	459	573	523
Revenue Capture (% Sales) [3]	83.2%	83.9%	83.2%
Average Order Value	$114	$115	$114

1	As we consolidate to fewer websites, we changed the measurement source of our unique visitors data to different third-party provider of that data in the first quarter of 2013. Previously reported operating metrics data for the third quarter of 2012 was revised to conform to the current third-party provider’s data.
2	Visitors do not include traffic from media properties (e.g. AutoMD).
3	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; (e) share-based compensation expense; (f) impairment losses; and (g) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28 2013	September 29 2012	September 28 2013	September 29 2012
Net loss	$(1,399)	$(2,711)	$(14,309)	$(5,195)
Interest expense, net	285	118	696	500
Income tax provision	1	41	91	293
Amortization of intangible assets	86	331	299	1,012
Depreciation and amortization expense	2,472	3,785	9,736	11,533

EBITDA	1,445	1,564	(3,487)	8,143
Share-based compensation expense	315	450	1,065	1,408
Impairment loss on property and equipment	—	—	4,832	—
Impairment loss on intangible assets	—	—	1,245	—
Loss on debt extinguishment	—	—	—	360
Restructuring costs	—	640	723	640

Adjusted EBITDA	$1,760	$2,654	$4,378	$10,551

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Monday, November 4, 2013. Participants may access the call by dialing 877-941-4774 (domestic) or 480-629-9760 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through November 18, 2013. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4645681.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par and Per Share Liquidation Value)

	September 28 2013	December 29 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,099	$1,030
Short-term investments	93	110
Accounts receivable, net of allowances of $245 and $221 at September 28, 2013 and December 29, 2012, respectively	5,044	7,431
Inventory	40,177	42,727
Deferred income taxes	54	39
Other current assets	3,716	4,176

Total current assets	50,183	55,513
Property and equipment, net	20,408	28,559
Intangible assets, net	1,683	3,227
Other non-current assets	1,472	1,578

Total assets	$73,746	$88,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,505	$28,025
Accrued expenses	6,820	10,485
Revolving loan payable	8,299	16,222
Current portion of capital leases payable	285	70
Other current liabilities	3,873	4,738

Total current liabilities	39,782	59,540
Capital leases payable, net of current portion	9,558	70
Deferred income taxes	437	314
Other non-current liabilities	2,175	1,309

Total liabilities	51,952	61,233

Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; $1.45 per share liquidation value or aggregate of $6,017; 4,150 shares authorized; 4,150 and 0 shares issued and outstanding at September 28, 2013 and December 29, 2012, respectively	4	—
Common stock, $0.001 par value; 100,000 shares authorized; 33,219 shares and 31,128 shares issued and outstanding at September 28, 2013 and December 29, 2012, respectively	33	31
Additional paid-in capital	168,263	159,781
Common stock dividend distributable	60	—
Accumulated other comprehensive income	419	384
Accumulated deficit	(146,985)	(132,552)

Total stockholders’ equity	21,794	27,644

Total liabilities and equity	$73,746	$88,877

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(Unaudited, In Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 28 2013	September 29 2012	September 28 2013	September 29 2012
Net sales	$61,724	$73,014	$195,018	$241,169
Cost of sales (1)	43,817	50,121	138,360	167,307

Gross profit	17,907	22,893	56,658	73,862

Operating expenses:
Marketing	9,385	12,909	31,762	39,337
General and administrative	4,261	4,926	13,626	15,510
Fulfillment	4,217	5,685	14,589	17,242
Technology	1,204	1,590	4,035	4,826
Impairment loss on property and equipment	—	—	4,832	—
Impairment loss on intangible assets	—	—	1,245	—
Amortization of intangible assets	86	331	299	1,012

Total operating expenses	19,153	25,441	70,388	77,927

Loss from operations	(1,246)	(2,548)	(13,730)	(4,065)

Other income (expense):
Other income (expense), net	135	(1)	214	34
Interest expense	(287)	(121)	(702)	(511)
Loss on debt extinguishment	—	—	—	(360)

Total other expense, net	(152)	(122)	(488)	(837)

Loss before income tax provision	(1,398)	(2,670)	(14,218)	(4,902)
Income tax provision	1	41	91	293

Net loss	(1,399)	(2,711)	(14,309)	(5,195)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	6	11	31	35
Unrealized gains on investments	2	1	4	30

Total other comprehensive income	8	12	35	65

Comprehensive loss	$(1,391)	$(2,699)	$(14,274)	$(5,130)

Basic and diluted net loss per share	$(0.04)	$(0.09)	$(0.44)	$(0.17)
Shares used in computation of basic and diluted net loss per share	33,218	30,854	32,493	30,716

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	September 28 2013	September 29 2012
Cash flows from operating activities:
Net loss	$(14,309)	$(5,195)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	9,736	11,533
Amortization of intangible assets	299	1,012
Impairment loss on property and equipment	4,832	—
Impairment loss on intangible assets	1,245	—
Deferred income taxes	109	374
Share-based compensation	1,065	1,408
Stock awards issued for non-employee director service	31	43
Amortization of deferred financing costs	61	69
Loss on debt extinguishment	—	360
(Gain) loss from disposition of assets	(39)	4
Changes in operating assets and liabilities
Accounts receivable	2,536	(661)
Inventory	2,550	3,588
Other current assets	475	(881)
Other non-current assets	142	—
Accounts payable and accrued expenses	(10,303)	(12,138)
Other current liabilities	(864)	(3,659)
Other non-current liabilities	515	446

Net cash used in operating activities	(1,919)	(3,697)

Cash flows from investing activities:
Additions to property and equipment	(6,679)	(7,853)
Proceeds from sale of property and equipment	42	14
Cash paid for intangible assets	—	(16)
Proceeds from sale of marketable securities and investments	—	3,171
Purchases of marketable securities and investments	(4)	(8)
Purchases of company-owned life insurance	(106)	(166)

Net cash used in investing activities	(6,747)	(4,858)

Cash flows from financing activities:
Borrowings from revolving loan payable	16,667	23,061
Payments made on revolving loan payable	(24,590)	(5,935)
Proceeds from sale leaseback transaction	9,584	—
Payments made on long-term debt	—	(17,875)
Payment of debt extinguishment costs	—	(175)
Proceeds from issuance of Series A convertible preferred stock	6,017	—
Payment of issuance costs from Series A convertible preferred stock	(847)	—
Proceeds from issuance of common stock	2,235	—
Payment of issuance costs from common stock	(223)	—
Payments of debt financing costs	—	(359)
Payments on capital leases	(126)	(104)
Proceeds from exercise of stock options	22	663
Other	—	—

Net cash provided by (used in) financing activities	8,739	(724)

Effect of exchange rate changes on cash and cash equivalents	(4)	20

Net change in cash and cash equivalents	69	(9,259)
Cash and cash equivalents, beginning of period	1,030	10,335

Cash and cash equivalents, end of period	$1,099	$1,076

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$848	$2,164
Property acquired under capital lease	322	104
Software development reimbursement cost in receivable	150	—
Unrealized gain on investments	4	30
Supplemental disclosures of consolidated cash flow information:
Cash received (paid) for income taxes	32	(17)
Cash paid for interest	(628)	(293)

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085